Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$692,490
Unrealized Gain (Loss) on Market Value of Futures	(1,982,840)
Dividend Income	1,096
Interest Income	285
Total Income (Loss)	$(1,288,969)

Expenses
General Partner Management Fees	$34,006
Brokerage Commissions	1,777
Non-interested Directors' Fees and Expenses	489
Prepaid Insurance Expense	410
Other Expenses	9,579
Total Expenses	46,261
Expense Waiver	(2,778)
Net Expenses	$43,483
Net Income (Loss)	$(1,332,452)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/12	$56,098,232
Net Income (Loss)	(1,332,452)

Net Asset Value End of Month	$54,765,780
Net Asset Value Per Unit (650,000 Units)	$84.26

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502